UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

Asia Equity Exchange Group, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Unit 1705, Donfang Science and Technology Mansion, Nanshan Distrcit, Shenzhen China  518000
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  +86 137 23493273

I IN THE SKY INC.
1315 5th Street South, Hopkins MN  55313
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On July 8, 2015, the Board of Directors approved a change of our corporate name from I in the Sky, Inc., to Asia Equity Exchange Group, Inc., and a majority of the holders of our common stock consented to such a change in name.  The Certificate of Amendment to Articles of Incorporation changing our name was filed with the state of Nevada on July 22, 2015, and is attached hereto as Exhibit 3.1.  Holders of stock certificates bearing the name "I in the Sky, Inc." are not required to exchange the old certificates for new certificates or take any additional action.

Change in Fiscal Year

Pursuant to the approval of our Board of Directors on July 8, 2015, our fiscal year end has been changed from September 30 to December 31. We will file our current report on form 10-K for the year ending September 30, 2015. We will file a transition report on form 10-Q for the transition period of October 1, 2015, to December 31, 2015. Beginning for the fiscal year 2016, we will file our quarterly and annual reports with a fiscal year end of December 31, including audited statements of income and cash flows for the transition period on form 10-K for 2016.

Change in Authorized Capital and Stock Split

On July 8, 2015, the Board of Directors approved an amendment to our Articles of Incorporation to increase our authorized number of shares of common stock from 74,000,000 to 3,000,000,000. A majority of the holders of our common stock consented to the amendment to our Articles of Incorporation. On July 22, 2015, we filed our Certificate of Amendment to Articles of Incorporation with the state of Nevada, and is attached hereto as Exhibit 3.1.

On July 8, 2015, the Board of Directors authorized a nine for one forward stock split for shareholders of record as of July 10, 2015 (the "Forward Split"), to be effectuated upon the filing of our amended Articles of Incorporation. Accordingly, the Registrant's outstanding number of shares of common stock increased correspondingly from 14,600,000 to 131,400,000.

As a result of the Forward Split and name change, the Registrant's CUSIP Number will change.  The new CUSIP Number is 04521X109.

Item 9.01 Financial Statement and Exhibits.

Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation as filed with the State of Nevada on July 22, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
I IN THE SKY, INC.

July 22, 2015	/s/ Liu Jun
Liu Jun, President